Exhibit 23.1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1/A amendment No. 1, of Wise Sales, Inc., of our report dated December 14, 2009 on our audit of the financial statements of Wise Sales, Inc. as of December 31, 2008, and the related statements of operations, stockholders' equity and cash flows from inception September 10, 2008 through December 31, 2008.

We also consent to the use, in the registration statement on Form S-1/A amendment No. 1, of Wise Sales, Inc., of our report dated December 29, 2009 on our review of the financial statements of Wise Sales, Inc. as of September 30, 2009, and the related statements of operations, stockholders' equity and cash flows for the three-month and nine month period ended September 30, 2009, period of inception September 10, 2008 through September 30, 2009 and from inception September 10, 2008 through September 30, 2009, and the reference to us under the caption "Experts."

/s/  Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
January 8, 2010

Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
50 S. Jones Blvd Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351